STANDARD TRUST TERMS
with respect to
PRINCIPAL LIFE INCOME FUNDINGS TRUSTS
Dated as of November 21, 2007

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TABLE OF CONTENTS
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TABLE OF CONTENTS
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STANDARD TRUST TERMS
     This document constitutes the Standard Trust Terms, dated as of November 21, 2007, which will be incorporated by reference in the Trust Agreement (specified in Section A of the Omnibus Instrument, as defined in the Indenture (as defined below)) between U.S. Bank Trust National Association, a national banking association, as trustee, (the “Trustee”), and GSS Holdings II, Inc., a Delaware corporation, as trust beneficial owner (the “Trust Beneficial Owner”).
     These Standard Trust Terms shall be of no force and effect unless and until incorporated by reference in, and then only to the extent not modified by, such Trust Agreement.
     The following terms and provisions shall govern the activities of the Trust (as defined in the Indenture) subject to contrary terms and provisions expressly adopted in such Trust Agreement, which contrary terms shall be controlling.
W I T N E S S E T H:
     WHEREAS, the Trustee and the Trust Beneficial Owner desire to establish a trust for the purpose of issuing Notes (as defined in the Indenture) to investors which will be secured, and payments with respect to which will be funded, solely by the assets held in the Trust, and the proceeds of which will be used to purchase the Funding Agreement (as defined in the Indenture), issued by Principal Life (as defined in the Indenture), the payment obligations of which will be fully and unconditionally guaranteed by the Guarantee (as defined in the Indenture).
     NOW, THEREFORE, it being the intention of the parties hereto that the Trust Agreement (as defined below) constitutes the governing instrument of the Trust, the Trustee and the Trust Beneficial Owner agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01. Definitions. All capitalized terms not otherwise defined herein will have the meanings set forth in the Indenture. The following terms have the meanings set forth below:
     “Corporate Trust Office” means the office of the Trustee located at 100 Wall Street, 16th Floor, New York, New York 10005.
     “Funding Agreement Event of Default” means an “Event of Default” as defined in the Funding Agreement.

     “Indenture” means that certain Indenture dated as of the date specified in the Omnibus Instrument, by and among the Trust and the Indenture Trustee, Registrar, Transfer Agent, Paying Agent and Calculation Agent, as it may be amended, modified or supplemented from time to time.
     “Payment Account” means each segregated non-interest-bearing corporate trust account for the Trust maintained by the Trustee in its trust department in which all amounts paid to the Trustee in respect of the Collateral will be held and from which the Trustee shall make payments pursuant to Section 3.01(b) and Article 7, to the extent such amounts are paid to the Trustee and deposited in the Payment Account.
     “Registrar” has the meaning specified in Section 4.03.
     “Securities Register” has the meaning specified in Section 4.03.
     “Securityholder” means each Person in whose name any Trust Security is registered in the Securities Register or Register.
     “Standard Trust Terms” means these Standard Trust Terms, dated as of November 21, 2007.
     “Standing Order” has the meaning set forth in Section 3.01(d).
     “Trust Agreement” means that certain Trust Agreement dated as of the date specified in the Omnibus Instrument, by and between the Trustee and the Trust Beneficial Owner, as may be amended, modified or supplemented from time to time, which incorporates by reference these Standard Trust Terms.
     “Trust Beneficial Interest” means the undivided beneficial interest in the assets held in the Trust, having such rights as are provided for in the Trust Agreement.
     “Trust Beneficial Owner” means the Person identified as the “Trust Beneficial Owner” in the preamble to the Trust Agreement, in its capacity as the sole beneficial owner of the Trust, and any successor in such capacity.
     “Trust Expenses” means any liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust.
     “Trust Expiration Date” means the Stated Maturity Date specified in the Pricing Supplement or such earlier date as all of the outstanding Notes are redeemed or repaid in full by the Trust.
     “Trust Security” means a Note or the Trust Beneficial Interest.

     “Trustee” means the party named as such in the preamble to the Trust Agreement and shall also include its permitted successors and assigns, or any successor Trustee appointed, acting not in its individual capacity but solely as Trustee under the Trust Agreement. If there shall be at any time more than one Trustee hereunder, “Trustee” shall mean each such Trustee.
     Section 1.02. Usage of Terms. With respect to all terms used in these Standard Trust Terms, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography, facsimile, electronic transmissions and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments hereto or changes herein entered into in accordance with their respective terms and not prohibited by the Trust Agreement; references to Persons include their permitted successors and assigns; and the terms “include” or “including” mean “include without limitation” or “including without limitation.”
     Section 1.03. Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of these Standard Trust Terms unless otherwise expressly provided.
ARTICLE 2
CREATION OF TRUST
     Section 2.01. Name of the Trust. The Trust created under the Trust Agreement shall have the name specified in the Omnibus Instrument. The Trust’s activities shall be conducted under the name of the Trust.
     Section 2.02. Office of the Trustee; Principal Place of Business. The principal office of the Trust shall be in care of the Trustee at the Corporate Trust Office, or such other address in the State of New York as the Trustee may designate by written notice to the Trust Beneficial Owner, the Indenture Trustee and the Rating Agencies.
     Section 2.03. Appointment of Trustee. The parties to the Trust Agreement hereby appoint the Trustee as trustee of the Trust, to have all rights, powers and duties set forth in the Trust Agreement and in accordance with the applicable law with respect to accomplishing the purposes of the Trust.

     Section 2.04. Trust Beneficial Interest. Contemporaneously with the execution and delivery of the Trust Agreement, the Trustee, on behalf of the Trust, shall cause the Trust Beneficial Owner to be recorded as the registered owner of the Trust Beneficial Interest on the Securities Register, against payment of $15 (or in the case of Notes that are discount notes, the product of $15 and the issue price (expressed as a percentage of the original principal amount of the Notes)) by the Trust Beneficial Owner to, or to an account at the direction of, the Trustee.
     Section 2.05. Issuance of the Notes. Promptly following the execution and delivery of the Trust Agreement, the Trust shall, in accordance with the Indenture, issue and deliver or cause to be issued and delivered the aggregate principal amount of the Notes specified in the Pricing Supplement or supplement to the Indenture against payment therefor. The Holders of the Notes shall only have a right to receive payments from the Collateral as described in the Indenture and shall have no right to receive payments under the assets held in any other trust organized under the Program.
     Section 2.06. Acquisition of Funding Agreement and Guarantee. Contemporaneously with the issuance and delivery of the Notes, the Trust shall acquire the Funding Agreement and the Guarantee.
     Section 2.07. Security Interest in the Collateral. Contemporaneously with the issuance and delivery of the Notes, pursuant to the Indenture, the Trust shall collaterally assign the Funding Agreement and Guarantee to the Indenture Trustee, for the benefit of the Holders of the Notes, and grant to the Indenture Trustee, for the benefit of the Holders of the Notes, a first priority perfected security interest in and to the Collateral, including, without limitation, the Funding Agreement purchased by the Trust and the Guarantee.
     Section 2.08. Purposes of the Trust. The exclusive purposes and functions of the Trust are (a) to issue and sell the Notes and the Trust Beneficial Interest, (b) to use the proceeds of the sale of the Notes and the Trust Beneficial Interest to acquire the Funding Agreement, (c) to collaterally assign and grant a security interest in the Funding Agreement in favor of the Indenture Trustee, (d) to acquire the Guarantee and to collaterally assign and grant a security interest in the Guarantee in favor of the Indenture Trustee, (e) to pay amounts due in respect of the Notes and the Trust Beneficial Interest, (f) to enter into the agreements and to take such actions as the Trustee has the power and authority to take pursuant to Section 6.01, as applicable, and (g) to engage in those activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities).

     Section 2.09. Title to Collateral. Legal title to the Collateral shall be vested at all times in the Trust as a separate and distinct legal entity and shall be held and administered by the Trustee for the benefit of the Trust and each Securityholder, except that with respect to the Funding Agreement and the Guarantee collaterally assigned to the Indenture Trustee, legal title to the Funding Agreement and the Guarantee shall be recorded at all times in the books and records of Principal Life and PFG, respectively, in the name of the Indenture Trustee, for the benefit of the Holders.
     Section 2.10. Allocation of Trust Expenses. Any costs and expenses of the Trust shall be paid by Principal Life pursuant to the applicable Expense and Indemnity Agreement to the extent provided therein.
     Section 2.11. Liability. None of the Trustee or the Securityholders shall have any personal liability for any liability or obligation of the Trust.
     Section 2.12. Income Tax Treatment; Tax Returns and Reports.
     (a) The Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, for U.S. federal, state and local income and franchise tax purposes, to (i) disregard the Trust and (ii) treat such Note as debt of Principal Life. The Trust covenants that it shall take no action inconsistent with such treatment (including under Treasury Regulations Section 01.7701-2 or 301.7701-3). To the extent the Trust cannot be disregarded for United States federal, state and local income or franchise tax purposes, the Trust and the Trust Beneficial Owner agree, and by acceptance of a beneficial interest in a Note each holder of a beneficial interest in a Note agrees, to treat (i) the Trust as a “grantor trust” under Subpart E of Part I of Subchapter J of the Code (or the state or local equivalent), owned by the holders of beneficial interests in the Notes and the Trust Beneficial Owner and (ii) the Funding Agreement as debt of Principal Life.
     (b) The Trustee shall prepare, file and sign or cause to be prepared, filed and signed, consistent with the treatment of the Trust as disregarded, all federal, state and local income tax and information returns and reports required to be filed with respect to the Trust and the Notes under any applicable federal, state or local tax statute or any rule or regulation under any of them. The Trustee shall keep copies or cause copies to be kept of any such tax and information returns and reports required to be filed.
     Section 2.13. Situs of Trust. The Trust shall be located in the jurisdiction set forth in the Trust Agreement. All bank accounts maintained by the Trustee on behalf of the Trust shall be located in such jurisdiction except that those accounts established under the Indenture shall be maintained with the Indenture Trustee in accordance with the Indenture. The Trust shall not have any employees in any jurisdiction other than in such jurisdiction. Except as otherwise set forth in the Program Documents, payments will be received by the Trust only in such jurisdiction and payments will be made by the Trust only from such jurisdiction.

ARTICLE 3
PAYMENT ACCOUNT
     Section 3.01. Payment Account.
     (a) On the Original Issue Date, the Trustee shall establish a Payment Account. The Trustee and any agent of the Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with the Trust Agreement and the Indenture. Subject to the Indenture, all monies or other property received by the Trustee on behalf of the Trust in respect of the Collateral will be deposited in the Payment Account. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Trustee in the Payment Account for the exclusive benefit of the Trust Beneficial Owner, subject to the security interest in the Collateral in favor of the Indenture Trustee on behalf of the Holders of the Notes, and for distribution by the Trustee as provided in the Trust Agreement, including (and subject to) any priority of payments provided for in the Trust Agreement.
     (b) Except for payments made on the Trust Expiration Date or otherwise pursuant to Section 7.03 and subject to Section 3.01(a), all monies and other property deposited into the Payment Account shall be distributed by the Trust as follows:
     first, to the Indenture Trustee for the payment of all amounts then due and unpaid upon the Notes, if any, in accordance with the Indenture; and
     second, to the Trust Beneficial Owner all of the amounts that would be payable under the first clause of Section 5.02 of the Standard Indenture Terms to the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15 (multiplied by the issue price of the Notes in the case of Notes that are discount notes)).
     Any remaining monies and other property deposited into the Payment Account shall be distributed ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15 (multiplied by the issue price of the Notes in the case of Notes that are discount notes)).
     (c) The Trustee shall deposit in the Payment Account, promptly upon receipt, any payments received with respect to the Collateral. Amounts held in the Payment Account shall not be invested by the Trustee pending the distribution of such amounts to cover the Trust’s obligations on the Notes or the Trust Beneficial Interest.
     (d) Notwithstanding anything herein to the contrary, the Trustee, on behalf of the Trust, shall issue a standing order (the “Standing Order”) to the Indenture Trustee pursuant to which the Indenture Trustee shall distribute all amounts due and unpaid under Section 3.01(b); provided, however, that all payments to be made by the Trust to the Trust Beneficial Owner on the Trust Expiration Date or otherwise pursuant to Section 7.03 shall be made by the Trustee on behalf of and at the direction of the Trust (such direction to be evidenced by a certificate of the Trust). For so long as (i) the Trustee, on behalf of the Trust, has not rescinded the Standing Order and (ii) the Indenture Trustee is able to, and does, comply with the Standing Order, the Trustee will not be required to establish a Payment Account in accordance with Section 3.01.
ARTICLE 4
TRUST SECURITIES
     Section 4.01. Initial Ownership. Upon the creation of the Trust, the Trust Beneficial Owner shall be the sole beneficial owner of such Trust.
     Section 4.02. Notes.
     The Notes will be issued pursuant to and be governed by the Indenture.
     Section 4.03. Registration of Transfer of Trust Beneficial Interest.
     (a) The Trustee or its agent (in this capacity, the “Registrar”) shall maintain a register or registers for the Trust for the purpose, subject to Section 4.06, of registering the transfer of the Trust Beneficial Interest and Notes (a “Securities Register”).
     (b) The Registrar shall not be required to register the transfer of the Trust Beneficial Interest in any manner inconsistent with the terms of the Trust Agreement or the Indenture.
     Section 4.04. Persons Deemed Holders of Trust Securities. The Trustee and the Registrar shall treat the Person in whose name any Trust Beneficial Interest is registered as the owner of such Trust Beneficial Interest for all purposes whatsoever, and none of the Trustee and the Registrar shall be bound by any notice to the contrary. The Trustee shall treat the Person determined in accordance with Section 2.11 of the Standard Indenture Terms as the owner of the applicable Note(s) for all purposes whatsoever, and the Trustee shall not be bound by any notice to the contrary.
     Section 4.05. Maintenance of Office. Subject to the provisions of the Indenture, the Trustee shall maintain an office or offices where notices and demands to or upon the Trustee in respect of the Trust Securities may be served. The Trustee initially designates its Corporate Trust Office as the office for such purposes. The Trustee shall give prompt written notice to the Trust Beneficial Owner and the Indenture Trustee of any change in the location of the register or any office or agency.

     Section 4.06. Ownership of the Trust Beneficial Interest. On the Original Issue Date, the Trust Beneficial Owner shall acquire and, thereafter, retain beneficial and record ownership of the Trust Beneficial Interest. The Trust Beneficial Interest shall not be certificated, but it shall be evidenced by recordation on the books and records of the Trustee. To the fullest extent permitted by law, any attempted transfer of the Trust Beneficial Interest shall be void.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
     Section 5.01. Trustee. The Trustee represents and warrants for the benefit of the Securityholders as follows:
     (a) it is a national banking association duly organized, validly existing and in good standing under the laws of the United States and it is a “bank” within the meaning of Section 581 of the Code;
     (b) it is a “United States person” within the meaning of Section 7701(a)(30) of the Code;
     (c) it has full corporate or other power, authority and legal right to execute, deliver and perform its obligations under the Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of the Trust Agreement;
     (d) the Trust Agreement has been duly authorized, executed and delivered by it and constitutes the valid and legally binding agreement of it enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity;
     (e) neither the execution or delivery by it of the Trust Agreement, nor the performance by it of its obligations under the Trust Agreement, will (i) violate its organizational documents, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any Lien on any properties or assets held in the Trust pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which it is a party or by which it is bound which would materially and adversely affect the Trust, or (iii) violate any law, governmental rule or regulation of the United States governing the banking, trust or general powers of it or any order, judgment or decree applicable to it;
     (f) the authorization, execution or delivery by it of the Trust Agreement and the consummation of any of the transactions by it contemplated by the Trust Agreement do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency; and

     (g) there are no proceedings pending or, to the best of its knowledge, threatened against or affecting it in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of it to enter into or perform its obligations under the Trust Agreement.
     Section 5.02. Trust Beneficial Owner. The Trust Beneficial Owner hereby represents and warrants that, to the fullest extent permitted by law, it has irrevocably waived any right or interest it may have under the Trust Agreement, by operation of law or equity, to direct or otherwise require the Trustee to initiate or consent to any bankruptcy, insolvency or receivership proceedings, it being expressly understood that any such action by the Trustee shall be undertaken or refrained from, in the Trustee’s sole and absolute discretion, without regard to any rights or interests of the Trust Beneficial Owner.
ARTICLE 6
TRUSTEE
     Section 6.01. General Authority.
     (a) The Trustee shall conduct the affairs of the Trust in accordance with the terms of the Trust Agreement. Subject to the limitations set forth in Section 6.01(b), the Trustee shall have the power and authority to act on behalf of the Trust, with respect to the following matters:
     (i) to execute and deliver the Notes and the Trust Beneficial Interest in accordance with the Trust Agreement and the Indenture;
     (ii) to cause the Trust to perform the Trust Agreement and to enter into, and to execute, deliver and perform on behalf of itself, the Program Documents to which it is or may become a party and such other certificates, amendments, other documents or agreements as may be necessary, contemplated by or desirable in connection with the purposes and function of the Trust or any of such Program Documents;
     (iii) subject to the Indenture, to purchase, receive and maintain custody of the Funding Agreement and to exercise all of the rights, powers and privileges of an owner or policyholder of the Funding Agreement;
     (iv) subject to the Indenture and the Guarantee, to receive and maintain custody of the Guarantee and to exercise all of the rights, powers and privileges of a beneficiary under the Guarantee;

     (v) to grant to the Indenture Trustee a first priority perfected security interest in the Collateral and to collaterally assign the rights, title and interest of the Trust in such Collateral to the Indenture Trustee for the benefit of the Holders and to seek release of such security interest upon payment in full of all amounts required to be paid with respect to the Notes pursuant to the terms and conditions of the Notes or the Indenture;
     (vi) to establish the Payment Account and issue the Standing Order;
     (vii) subject to Section 4.06, to cause any transfer of the Trust Beneficial Interest to be registered in accordance with the Trust Agreement;
     (viii) to send notices regarding the Trust Securities, the Funding Agreement and the Guarantee to Principal Life, PFG, the Indenture Trustee, the Rating Agencies, the Trust Beneficial Owner and the relevant Agents in accordance with the Funding Agreement, the Guarantee, the Distribution Agreement and the Trust Agreement;
     (ix) to take all actions necessary or appropriate to enable the Trust to comply with Section 2.12 regarding income tax treatment, tax returns and information reporting;
     (x) after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Trustee, subject to the Indenture, to take any action as it may from time to time determine (based solely upon the advice of counsel) is necessary or advisable to give effect to the terms of the Trust Agreement and to protect and conserve the Collateral for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder) and, within five Business Days after the occurrence of a Funding Agreement Event of Default actually known to a Responsible Officer of the Trustee, to give notice thereof to the Trust Beneficial Owner and the Indenture Trustee;
     (xi) to cause to be paid, on behalf of the Trust generally or with respect to any Trust Securities, any amounts due and owing by the Trust under any of the Program Documents or any other documents or instruments to which the Trust is a party, in all cases in accordance with the Program Documents; provided, that such amounts shall be paid by the Trustee only to the extent the Trustee has access to sufficient assets of the Trust to make such payments;
     (xii) to the extent permitted by the Trust Agreement, to participate in the winding up of the affairs of and liquidation of the Trust;

     (xiii) subject to the Indenture, to take any action and to execute any documents on behalf of the Trust, incidental to the foregoing as the Trustee may from time to time determine (based on the advice of counsel) is necessary or advisable to give effect to the terms of the Trust Agreement for the benefit of each Securityholder (without consideration of the effect of any such action on any particular Securityholder);
     (xiv) to do or cause to be done all things necessary to preserve and keep in full force and effect the Trust’s existence, rights and franchises; and
     (xv) to enter into agreements with accountants so that such accountants, subject to the receipt of all necessary information, will provide all clerical, bookkeeping and other administrative services necessary and appropriate for the administration of the Trust, including, without limitation, maintenance of all books and records of the Trust relating to the fees, costs and expenses of the Trust, which books and records shall be maintained separately from books and records of the Trustee, maintenance of records of cash payments and disbursements (excluding principal and interest on any Funding Agreement) of the Trust in accordance with accounting principals generally accepted in the United States, preparation for audit of such periodic financial statements as may be necessary or appropriate and taking such other administrative or ministerial actions as may be incidental or reasonably necessary to the accomplishment of the actions of the Trustee authorized in this Trust Agreement or to the accomplishment of the purposes, duties and responsibilities of the Trust under any of the Program Documents and any other document or instrument to which the Trust is a party to the extent not otherwise the responsibility of the Indenture Trustee, the Paying Agent or the Registrar.
     It is expressly understood and agreed that the Trustee shall be entitled to engage outside counsel, independent accountants and other experts appointed with due care to assist the Trustee in connection with the performance of its duties and powers set forth in this Section 6.01(a), including, without limitation, the preparation of all tax reports and returns, securities law filings, certificates, reports, opinions, notices or any other documents. The Trustee shall be entitled to rely conclusively on the advice of such counsel, accountants and other experts in the performance of all its duties under the Trust Agreement and shall have no liability for any documents prepared by such counsel, accountants or experts or any action or inaction taken pursuant to the advice of such counsel, accountants or experts. Any expenses of such counsel, accountants and experts shall be paid by Principal Life in accordance with the applicable Expense and Indemnity Agreement to the extent provided therein.
     (b) So long as the Trust Agreement remains in effect, the Trust (and the Trustee acting on behalf of the Trust) shall not undertake any business, activity or transaction except as expressly provided for or contemplated by the Trust Agreement or the Indenture. In particular, the Trust shall not, except as otherwise contemplated by the Indenture:
     (i) sell, transfer, exchange, assign, lease, convey or otherwise dispose of any assets held by the Trust (owned as of the date of the Trust Agreement or thereafter acquired), including, without limitation, any portion of the Collateral, except as expressly permitted under the Indenture;
     (ii) incur or otherwise become liable, directly or indirectly, for any Indebtedness or Contingent Obligation except for the Notes issued pursuant to the Indenture and the transactions contemplated under the Indenture;
     (iii) engage in any business or activity other than in connection with, or relating to, (a) the performance of the Trust Agreement and the execution, delivery and performance of any documents (other than the Trust Agreement), including the Program Documents, relating to the Notes issued under the Indenture and the transactions contemplated thereby, and (b) the issuance of the Notes pursuant to the Indenture;
     (iv) (a) permit the validity or effectiveness of the Indenture or any grant of security interest in or assignment for collateral purposes of the Collateral to be impaired, or permit a Lien created under the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under any document or agreement assigned to the Indenture Trustee, except as may be expressly permitted under the Indenture, (b) create, incur, assume or permit any Lien or other encumbrance (other than a Lien created under the Indenture) on any of its properties or assets owned or thereafter acquired, or any interest therein or the proceeds thereof, or (c) permit a Lien created under the Indenture not to constitute a valid first priority perfected security interest in the Collateral;
     (v) amend, modify or fail to comply with any material provision of the Trust Agreement except for any amendment or modification of the Trust Agreement expressly permitted thereunder;
     (vi) own any subsidiary or lend or advance any funds to, or make any investment in, any Person, except for an investment in the Funding Agreement or the investment of any funds held by the Indenture Trustee, the Paying Agent, or the Trustee as provided in the Indenture or the Trust Agreement;
     (vii) directly or indirectly declare or make any distribution or other payment to, or redeem or otherwise acquire or retire for value the interests of, the

Trust Beneficial Owner if any amount under the Notes is due and unpaid, or directly or indirectly redeem or otherwise acquire or retire for value any Indebtedness or Contingent Obligation other than the Notes;
     (viii) exercise any rights with respect to the Collateral except at the written direction of, or with the prior written approval of, the Indenture Trustee;
     (ix) cause or, to the fullest extent permitted by law, permit the sale or other transfer of all or a portion of the Trust Beneficial Interest, or cause or, to the fullest extent permitted by law, permit the creation, incurrence, assumption or existence of any Lien on, all or a portion of the Trust Beneficial Interest;
     (x) become an “investment company” or come under the “control” of an “investment company,” as such terms are defined in the Investment Company Act;
     (xi) enter into any transaction of merger or consolidation or liquidate or dissolve itself (or, to the fullest extent permitted by law, suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of, any other Person;
     (xii) take any action that would cause it not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for United States federal income tax purposes;
     (xiii) have any subsidiaries, employees or agents other than the Trustee and other persons necessary to conduct its business and enter into transactions contemplated under the Program Documents;
     (xiv) have an interest in any bank account other than (a) those accounts required under the Program Documents, and (b) those accounts expressly permitted by the Indenture Trustee; provided that any interest therein shall be charged or otherwise secured in favor of the Indenture Trustee;
     (xv) permit any Affiliate, employee or officer of Principal Life or PFG or any agent appointed under the Distribution Agreement to be a trustee of the Trust;
     (xvi) issue Notes under the Indenture unless (a) the Trust has purchased or will simultaneously purchase the Funding Agreement from Principal Life to secure such Notes, (b) Principal Life has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect the granting of a security interest in, and the making of an assignment for collateral purposes of, the Funding Agreement by the Trust, to the Indenture Trustee, (c) PFG has issued the Guarantee to the Trust, which the Trust has collaterally assigned to the Indenture Trustee on behalf of the Holder of Notes and in which the Trust has granted a security interest or will simultaneously grant a security interest to the Indenture Trustee on behalf of the Holders of Notes (and PFG has affirmed in writing to the Trust that it has made or simultaneously will make changes to its books and records to reflect such collateral assignment and security interest) and (d) the Trust has taken such other steps as may be necessary to cause the grant of a security interest in, and assignment for collateral purposes of, the Collateral to the Indenture Trustee to be perfected for purposes of the UCC or effective against the Trust’s creditors and subsequent purchasers of the Collateral pursuant to insurance or other applicable law;
     (xvii) commingle the assets of the Trust with assets of any Affiliates (including any other trust organized under the Program), or guarantee any obligation of any Affiliates (including any other trust organized under the Program); or
     (xviii) maintain any joint account with any Person, become a party, whether as co-obligor or otherwise, to any agreement to which any Person is a party (other than in respect of the Program Documents), or become liable as a guarantor or otherwise with respect to any Indebtedness or contractual obligation of any Person.
     (c) The Trust and the Trustee acting on behalf of the Trust shall not, notwithstanding any other provision of the Trust Agreement, take any action that would cause the Trust not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for U.S. federal income tax purposes.
     (d) The Trustee shall, based on the advice of counsel, defend against all claims and demands of all Persons at any time claiming any Lien on any of the assets of the Trust adverse to the interest of the Trust or any Securityholder, other than the security interest in the Collateral granted in favor of the Indenture Trustee for the benefit of each Holder of the Notes pursuant to the Indenture.
     (e) If and for so long as the Funding Agreement and the Guarantee are held by the Trustee for the benefit of the Trust, the Trustee shall not (i) waive any default under the Funding Agreement or Guarantee or (ii) consent to any amendment, modification or termination of the Funding Agreement or the Guarantee, without, in each case, obtaining the prior approval of the Indenture Trustee in accordance with the Indenture and an opinion of counsel experienced in such matters to the effect that any such action shall not cause the Trust not to be disregarded or treated as a grantor trust (assuming it were not disregarded) for U.S. federal income tax purposes.

     (f) The Trustee is authorized and directed to conduct the affairs of the Trust and to operate the Trust (i) so that the Trust will not become required to register as an “investment company” under the Investment Company Act, and (ii) so that the Trust will not fail to be disregarded or treated as a grantor trust (assuming it were not disregarded) for U.S. federal income tax purposes. In connection with the preceding sentence, the Trustee shall have no duty to determine whether any action it takes complies with the preceding sentence and shall be entitled to rely conclusively on an opinion of counsel with respect to any such matters.
     Section 6.02. General Duties. It shall be the duty of the Trustee to discharge, or cause to be discharged, all of its responsibilities pursuant to the terms of the Trust Agreement, or any other documents or instruments to which it is a party, and to administer the Trust, in accordance with the provisions of the Trust Agreement and the other Program Documents and any other documents or instruments to which the Trust is a party.
     Section 6.03. Specific Duties.
     (a) The Trustee undertakes to perform only such duties as are specifically set forth in the Trust Agreement and as it may be directed from time to time by the Trust Beneficial Owner and the Indenture Trustee in accordance with the terms of the Trust Agreement and the Indenture.
     (b) The Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Collateral except as expressly required or permitted by the terms of the Trust Agreement and the Indenture.
     Section 6.04. Acceptance of Trust and Duties; Limitation on Liability. The Trustee accepts the trust created by the Trust Agreement and agrees to perform its duties under the Trust Agreement with respect to the same, but only upon the terms of the Trust Agreement. No implied covenants or obligations shall be read into the Trust Agreement. The Trustee shall not be liable under the Trust Agreement under any circumstances or for any action or failure to act, except for (i) its own willful misconduct, bad faith or negligence or (ii) the inaccuracy of any representation or warranty contained in the Trust Agreement expressly made by it. In particular (but without limitation), subject to the exceptions set forth in the preceding sentence:
     (a) the Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless such error of judgment constitutes negligence;
     (b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written instructions of the Trust Beneficial Owner or the Indenture Trustee or pursuant to the advice of counsel, accountants or other experts selected by it in good faith, so long as such action or omission is consistent with the terms of the Trust Agreement and the Indenture;
     (c) no provision of the Trust Agreement shall require the Trustee to expend or risk personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;
     (d) under no circumstances shall the Trustee be liable for indebtedness or other obligations evidenced by or arising under the Trust Agreement, the Funding Agreement, the Guarantee or any related document, including the principal of and interest on the Notes and payments on the Trust Beneficial Interest;
     (e) the Trustee shall not be responsible for, or in respect of, the validity or sufficiency of the Trust Agreement or any related document or for the due execution of the Trust Agreement by any party (except by the Trustee itself) or for the form, character, genuineness, sufficiency, value or validity of any of the Collateral, other than, in the case of the Trustee, the execution of any certificate;
     (f) the Trustee shall not be liable for any action, inaction, default or misconduct of the Indenture Trustee or any Paying Agent under the Indenture, the Notes or any related documents or otherwise, and the Trustee shall not have any obligation or liability to perform the obligations of the Trust under the Trust Agreement or any related document or under any federal, state, foreign or local tax or securities law, in each case, that are required to be performed by other Persons, including the Indenture Trustee under the Indenture;
     (g) the Trustee shall not be liable for any action, inaction, default or misconduct of Principal Life or PFG, and the Trustee shall not have any obligation or liability to perform the obligations of Principal Life under the Funding Agreement or PFG under the Guarantee or any related documents;
     (h) the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by the Trust Agreement, or to institute, conduct or defend any litigation under the Trust Agreement or otherwise or in relation to the Trust Agreement or any related document, at the request, order or direction of any Person unless such Person has offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee. The right of the Trustee to perform any discretionary act enumerated in the Trust Agreement or in any related document shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

     (i) except as expressly provided in the Trust Agreement in accepting the trusts created by the Trust Agreement the Trustee acts solely as trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement shall look only to the Trust’s property for payment or satisfaction thereof;
     (j) the Trustee shall not have any responsibility or liability for or with respect to the genuineness, value, sufficiency or validity of any Collateral, and the Trustee shall in no event assume or incur any liability, duty or obligation to the Trust Beneficial Owner or any other Person other than as expressly provided for in the Trust Agreement;
     (k) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document;
     (l) every provision of the Trust Agreement relating to the Trustee shall be subject to the provisions of this Article 6;
     (m) in accordance with the written instructions furnished by the Trust Beneficial Owner or as provided in the Trust Agreement, the Trustee shall have no duty, except as set forth in Section 3.09 of the Standard Indenture Terms, (i) to see to any recording or filing of any document, (ii) to confirm or verify any financial statements of the Trust Beneficial Owner or the Indenture Trustee, (iii) to inspect the Trust Beneficial Owner’s or the Indenture Trustee’s books and records at any time or (iv) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against any part of the Trust, except to the extent the Trustee has received funds, on behalf of the Trust, pursuant to the applicable Expense and Indemnity Agreement from Principal Life in satisfaction of any such tax, assessment or other governmental charge or any lien or encumbrance of any kind and in accordance with payment or transfer instructions provided by Principal Life;
     (n) the Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust or to otherwise take or refrain from taking any action under the Trust Agreement, except as expressly required by the terms of the Trust Agreement, or as expressly provided in written instructions from the Trust Beneficial Owner, and in no event shall the Trustee have any implied duties or obligations under the Trust Agreement; the Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the property of the Trust which result from claims against the Trustee personally that are not related to the ownership or the administration of the property of the Trust or the transactions contemplated by the Program Documents;
     (o) the Trustee shall not be required to take any action under the Trust Agreement if the Trustee shall reasonably determine or shall have been advised by counsel that such action is contrary to the terms of the Trust Agreement or is otherwise contrary to law;
     (p) the Trustee may fully rely upon and shall have no liability in connection with calculations or instructions forwarded to the Trustee by the Trust Beneficial Owner or the Indenture Trustee, nor shall the Trustee have any obligation to furnish information to any Trust Beneficial Owner or other Person if it has not received such information as it may need from the Trust Beneficial Owner, the Indenture Trustee or any other Person;
     (q) the Trustee shall not be liable with respect to any act or omission in good faith in accordance with the advice or direction of the Trust Beneficial Owner or the Indenture Trustee. Whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of the Trust Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision hereof, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Trust Beneficial Owner requesting instructions as to the course of action to be adopted, and, to the extent the Trustee acts in good faith in accordance with any such instruction received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instructions within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances), it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with the Trust Agreement and as it shall deem to be in the best interest of the relevant Trust Beneficial Owner, and the Trustee shall have no liability to any Person for such action or inaction;
     (r) in no event whatsoever shall the Trustee be personally liable for any representation, warranty, covenant, agreement, indebtedness or other obligation of the Trust; and
     (s) the Trustee shall incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including but not limited to natural disaster, war or other circumstances beyond its control, the Trustee shall be prevented or forbidden from doing or performing any act or thing which the terms of the Trust Agreement provide shall or may be done or performed.
     Section 6.05. Reliance; Advice of Counsel.
     (a) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it in good faith to be genuine and signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed in the Trust Agreement, the Trustee may for all purposes of the Trust Agreement rely on a certificate, signed by the president or any vice president or by the treasurer or any assistant treasurer or the secretary or any assistant secretary of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.
     (b) In the exercise or administration of the Trust, the Trustee (i) may act directly or, at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the action, inaction, default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee in good faith and with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted to be done in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other skilled persons.
     Section 6.06. Delegation of Authorities and Duties. The Trustee delegates to the Indenture Trustee all duties required to be performed by the Indenture Trustee pursuant to the terms of the Trust Agreement and the Indenture. The Trustee undertakes no responsibility for the performance, or non-performance, of any duties delegated to the Indenture Trustee under the Trust Agreement.
     Section 6.07. Acknowledgement of the Trustee. Notwithstanding anything to the contrary contained in these Standard Trust Terms, the Trustee, acting on its own behalf, acknowledges that any license, right or privilege granted to any Trust pursuant to the License Agreement is an exclusive license, right or privilege of any such Trust and is not a license, right or privilege of the Trustee in its individual capacity.
ARTICLE 7
LIQUIDATION AND TERMINATION
     Section 7.01. Termination Upon the Trust Expiration Date. Unless earlier terminated, the Trust shall terminate on the Trust Expiration Date.
     Section 7.02. Termination of Agreement. The Trust Agreement and the Trust created and continued thereby shall terminate upon the latest to occur of the following: (a) a distribution by the Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 7.03 of all amounts required to be distributed under the Trust Agreement upon the final payment of the Trust Securities; (b) the payment of, or reasonable provision for payment of, all expenses and other liabilities owed by the Trust; (c) the discharge of all administrative duties of the Trustee including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the Trust Expiration Date.
     Section 7.03. Liquidation. On the Trust Expiration Date, the remaining Collateral and any other assets held in the Trust shall be liquidated and distributed as follows: (i) the Trust shall first pay all amounts due and unpaid on the Notes, if any, in accordance with the Indenture, (ii) the Trust shall then pay any other claims, including expenses relating to such liquidation to the extent not paid, or reasonably provided for, pursuant to the applicable Expense and Indemnity Agreement, and (iii) the Trust shall then pay to the Trust Beneficial Owner all of the amounts that would be payable under clause first of Section 5.02 of the Standard Indenture Terms to the Trust Beneficial Owner as if the Trust Beneficial Owner held a Note with an original principal amount of $15 (multiplied by the issue price of the Notes in the case of Notes that are discount notes). Any remaining monies and other property shall be paid ratably in proportion to their original principal amounts to the Holders last noted in the Register as the Holders of the Notes and the Trust Beneficial Owner (as if the Trust Beneficial Owner held a Note with an original principal amount of $15 (multiplied by the issue price of the Notes in the case of Notes that are discount notes) and as if each such Holder continued to hold its Notes after all amounts due on such Notes under the Indenture have been paid).
ARTICLE 8
SUCCESSOR AND ADDITIONAL TRUSTEES
     Section 8.01. Eligibility Requirements for the Trustee. The Trustee shall at all times (a) be a Person organized and doing business under the laws of the United States or the State of New York, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or State authorities, (d) have (or have a parent which has) a rating of at least Baa3 by Moody’s Investors Service, Inc. or BBB- by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., (e) be a “bank” within the meaning of Section 581 of the Code and (f) be a “United States person” within the meaning of Section 7701(a)(30) of the Code. In addition, the Trustee shall be an entity with its Corporate Trust Office in the State of New York. If the Trustee shall publish reports of condition at least annually, pursuant to applicable law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 8.01, the combined capital and surplus of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.01, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.02.

     Section 8.02. Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from its duties under the Trust Agreement and the Trust created by the Trust Agreement by giving written notice thereof to the Trust Beneficial Owner and the Indenture Trustee at least 60 days before the date specified in such instrument. Upon receiving such notice of resignation, the Trust Beneficial Owner shall promptly appoint a successor Trustee meeting the qualifications set forth in Section 8.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee, the successor Trustee, any remaining Trustees, the Indenture Trustee and Principal Life. If no successor Trustee shall have been so appointed and have accepted appointment within 90 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.01 and shall fail to resign after written request therefor by the Trust Beneficial Owner and the Indenture Trustee, or if at any time the Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Trust Beneficial Owner and the Indenture Trustee may remove such Trustee. If the Trust Beneficial Owner and the Indenture Trustee shall remove the Trustee under the authority of the immediately preceding sentence, the Trust Beneficial Owner shall promptly appoint a successor Trustee meeting the qualification requirements of Section 8.01 by (i) the execution of a written instrument, one copy of which instrument shall be delivered to each of the outgoing Trustee so removed, the successor Trustee, the Indenture Trustee and Principal Life and (ii) the payment of all fees and expenses owed to the outgoing Trustee.
     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.02 shall not become effective until all fees and expenses, including any indemnity payments, due to the outgoing Trustee have been paid and until acceptance of appointment by the successor Trustee pursuant to Section 8.03.
     Section 8.03. Successor Trustee. Any successor Trustee appointed pursuant to Section 8.02 shall execute, acknowledge and deliver to the Trust Beneficial Owner, the Indenture Trustee and the predecessor Trustee an instrument accepting such appointment under the Trust Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under the Trust Agreement, with like effect as if originally named as Trustee. The predecessor Trustee shall deliver to the successor Trustee all documents and statements and monies held by it under the Trust Agreement; and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.
     No successor Trustee shall accept appointment as provided in this Section 8.03 unless at the time of such acceptance such successor Trustee shall be eligible pursuant to Section 8.01.
     Section 8.04. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties to the Trust Agreement, anything in the Trust Agreement to the contrary notwithstanding, be the successor of the Trustee under the Trust Agreement; provided, such Person shall be eligible pursuant to Section 8.01; provided, further, that the notice of such merger, conversion or consolidation shall be mailed to each of Principal Life, the Trust Beneficial Owner and the Indenture Trustee not less than 30 days prior to the closing date thereof.
     Section 8.05. Appointment of Co-Trustee or Separate Trustee.
     (a) Notwithstanding any other provisions of the Trust Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any Collateral may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee, jointly with it, or as separate trustee or separate trustees, of all or any part of any Collateral, and subject to Section 2.09 to vest in such Person, in such capacity, such title to any Collateral, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee under the Trust Agreement shall be required to meet the terms of eligibility as a successor Trustee pursuant to Section 8.03 and no notice of the appointment of any co-trustee or separate trustee shall be required; provided, however, that any co-trustee or separate trustee must be a “United States person” within the meaning of Section 7701(a)(30) of the Code and a “bank” within the meaning of Section 581 of the Code.
     (b) Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
     (i) all rights, powers, duties, and obligations conferred or imposed upon the Trustee shall be conferred upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the discretion of the trustee;
     (ii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and
     (iii) no trustee shall be personally liable by reason of the act or omission of any other trustee under the Trust Agreement.
     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Section 8.05 and the conditions of this Article 8. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instruments of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of the Trust Agreement, specifically including every provision of the Trust Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee.
     (d) Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of the Trust Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.
     Section 8.06. Trustee May Own Notes. Except to the extent prohibited under the terms of the Notes, the Trustee, in its individual or any other capacity, may become the beneficial owner or pledgee of Notes, to the extent that such ownership does not inhibit the Trust from relying on Rule 3a-7 promulgated under the Investment Company Act, with the same rights as it would have if it were not the Trustee; provided, that any Notes so owned or pledged shall not be entitled to participate in any decisions made or instructions given to the Trustee or the Indenture Trustee by the Holders as a group. The Trustee may deal with the Trust and the Trust Beneficial Owner in banking and trustee transactions with the same rights as it would have if it were not the Trustee.

ARTICLE 9
VOTING; ACTS OF SECURITYHOLDERS; MEETINGS
     Section 9.01. Limitations on Voting Rights. Except as provided in the Trust Agreement or in the Indenture or as otherwise required by law, no Holder of Trust Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties to the Trust Agreement, nor shall anything in the Trust Agreement set forth, or contained in the terms of the Trust Securities, be construed so as to constitute the Securityholders from time to time as members of an association.
     Section 9.02. Meetings of the Trust Beneficial Owner. No annual or other meeting of the Trust Beneficial Owner is required to be held.
ARTICLE 10
MISCELLANEOUS PROVISIONS
     Section 10.01. Limitation on Rights of Securityholders.
     (a) The death, bankruptcy, termination, dissolution or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities or the Trust shall not operate to terminate the Trust Agreement, nor to annul, dissolve or terminate the Trust, nor to entitle the legal successors, representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated by the Trust Agreement, nor otherwise affect the rights, obligations and liabilities of the parties to the Trust Agreement or any of them.
     (b) Except as provided in the Indenture, no Securityholder shall have any right by virtue of any provision of the Trust Agreement to institute any suit, action or proceeding in equity or at law with respect to the Trust Agreement, unless (i) the Securityholders shall have made a written request upon the Trustee to institute such suit, action or proceeding in the name of the Trust and shall have offered to the Trustee and the Trust such reasonable indemnity as they may require against the costs, expenses and liabilities to be incurred thereby and (ii) the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such suit, action or proceeding. It is expressly understood and covenanted by each Securityholder with every other Securityholder, the Trust and the Trustee, that no one or more Securityholder shall have any right in any manner whatever by availing itself or themselves of any provision of the Trust Agreement to affect, disturb or prejudice the rights of any other Securityholder, or to obtain or seek to obtain priority over or preference to any other such Securityholder, or to enforce any right under the Trust Agreement, except in the manner provided in the Trust Agreement.

     Section 10.02. Amendment.
     (a) The Trust Agreement may be amended from time to time by the Trustee and the Trust Beneficial Owner, by, and only by, a written instrument executed by the Trustee and the Trust Beneficial Owner, in any way that is not inconsistent with the intent of the Trust Agreement, including, without limitation, (i) to cure any ambiguity, (ii) to correct, supplement or modify any provision in the Trust Agreement that is inconsistent with another provision in the Trust Agreement or (iii) to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as disregarded or treated as a grantor trust (assuming that the Trust were not disregarded) at all times or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act and no such amendment shall require the consent of any other Securityholder, except to the extent specified in Sections 10.02(b) and 10.02(c).
     (b) For so long as any Trust Securities remain outstanding, except as provided in Section 10.02(c), any amendment to the Trust Agreement that would adversely affect, in any material respect, the terms of any Notes, other than any amendment of the type contemplated by clause (iii) of Section 10.02(a), shall require the prior consent of the Holders of a majority of the outstanding principal amount of the Notes.
     (c) For so long as any Trust Securities remain outstanding, the Trust Agreement may not be amended to (i) change the amount or timing of any payment of any Trust Securities or (ii) impair the right of any Securityholder to institute suit for the enforcement of any right for principal and interest or other distribution without the consent of each affected Securityholder.
     (d) The Trustee shall not be required to enter into any amendment to the Trust Agreement which affects its own rights, duties or immunities under the Trust Agreement.
     (e) Prior to execution of any amendment to the Trust Agreement, the Trustee shall be entitled to an opinion of counsel as to whether such amendment is permitted by the terms of the Trust Agreement and whether all conditions precedent to such amendment have been met.
     (f) Promptly after the execution of any such amendment or consent, the Trustee shall furnish a copy of such amendment or consent (including those obtained or effected hereby) to the Indenture Trustee, the Trust Beneficial Owner, the agents under the Distribution Agreement and the Rating Agencies.
     (g) Notwithstanding any other provision of the Trust Agreement, (i) no amendment to the Trust Agreement may be made if such amendment would cause the Trust not to be disregarded or treated as a grantor trust (assuming that the Trust were not disregarded) for U.S. federal income tax purposes and (ii) no amendment to the Trust Agreement may be made without the prior consent of Principal Life.
     Section 10.03. Notice. All demands, notices, instructions and other communications shall be in writing (including telecopied or telegraphic communications) and shall be personally delivered, mailed or transmitted by telecopy or telegraph, respectively, addressed as set forth below:
If to the Trustee:
U.S. Bank Trust National Association
100 Wall Street, 16th Floor
New York, New York 10005
Attention: Corporate Trust Administration
Facsimile: (212) 509-3384
If to the Trust Beneficial Owner:
GSS Holdings II, Inc.
445 Broad Hollow Road, Suite 239
Melville, New York 11747
Attention: Andy Stidd
Facsimile: (212) 302-8767
If to the Indenture Trustee:
Citibank, N.A.
Citibank Agency & Trust
388 Greenwich Street, 14th Floor
New York, NY 10013
Attention: Jennifer H. McCourt
Facsimile: (212) 657-3862
If Citibank, N.A. is not acting as the Indenture Trustee, to the indenture trustee as specified in Section C of the Omnibus Instrument.
or at such other address as shall be designated by any such party in a written notice to the other parties. Notwithstanding the foregoing, any notice required or permitted to be mailed to the Trust Beneficial Owner shall be given by first class mail, postage prepaid, at the address of the Trust Beneficial Owner as shown in the Securities Register, and any notices mailed within the time prescribed in the Trust Agreement shall be conclusively presumed to have been duly given, whether or not the Trust Beneficial Owner received such notice. Any notice required or permitted to be mailed to any Holder of a Note shall be given as specified in the Indenture.
     Section 10.04. No Recourse. The Trust Beneficial Owner acknowledges that the Trust Beneficial Interest represents a beneficial interest in the Trust only and does not represent an obligation of Principal Life, the Trustee, the Indenture Trustee or any Affiliate of any of the foregoing and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in the Trust Agreement or the Indenture.
     Section 10.05. No Petition. To the extent permitted by applicable law, each of the Trustee and the Trust Beneficial Owner covenants and agrees that it will not institute against, or join with any other Person in instituting against, the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under the laws of any jurisdiction. This Section 10.05 shall survive termination of the Trust Agreement.
     Section 10.06. Governing Law. The Trust Agreement shall be governed by and construed in accordance with the laws of the jurisdiction specified in the Trust Agreement without regard to the principles of conflicts of laws thereof and the obligations, rights and remedies of the parties under the Trust Agreement shall be determined in accordance with such laws.
     Section 10.07. Severability. If any provision in the Trust Agreement shall be invalid, illegal or unenforceable, such provisions shall be deemed severable from the remaining provisions of the Trust Agreement and shall in no way affect the validity or enforceability of such other provisions of the Trust Agreement.
     Section 10.08. Trust Securities Nonassessable and Fully Paid. Securityholders shall not be personally liable for the obligations of the Trust. The fractional undivided beneficial interest in the assets held in the Trust represented by the Trust Beneficial Interest shall be nonassessable for any losses or expenses related to the Trust or for any reason whatsoever. The Notes, upon execution thereof by the Trustee pursuant to the Indenture and upon receipt of payment therefor, are and shall be deemed fully paid.
     Section 10.09. Third-Party Beneficiaries. The Trust Agreement shall inure to the benefit of and be binding upon the parties thereto and their respective successors and permitted assigns. Except as otherwise provided in the Trust Agreement, no other Person shall have any right or obligation thereunder.